1N Y S E : V Y X Q3 2024 Earnings Report David Wilkinson, CEO Brian Webb-Walsh, CFO November 7, 2024

2NYSE :VYX SPIN-OFF INFORMATION. On October 16, 2023, NCR Voyix completed the spin-off of NCR Atleos Corporation (“NCR Atleos”) as an independent, publicly traded company. The historical financial results of NCR Atleos are reflected as discontinued operations in NCR Voyix’s consolidated financial statements for periods prior to the completion of the spin-off. Accordingly, the financial information included in this presentation and the associated remarks has been recast to reflect the treatment of NCR Atleos as discontinued operations. However, certain costs historically allocated to NCR Atleos do not meet the definition of expenses related to discontinued operations for purposes of GAAP requirements regarding the reporting of discontinued operations. These costs have been included in NCR Voyix’s results from continuing operations, even though NCR Voyix is not expected to incur any additional such costs following completion of the spin-off, and primarily include costs of services and selling, general and administrative expenses. As a result, NCR Voyix’s GAAP and non-GAAP combined segment and consolidated results in this presentation and the associated remarks may not be comparable with estimates previously reported. To address this, NCR Voyix has provided Normalized Adjusted EBITDA, which adjusts for these costs. In addition, NCR Voyix was not able to cease all NCR Atleos-related operations in all foreign countries simultaneously with the spin-off. As a result, some of these transfers occurred during the fourth quarter of fiscal 2023 and the first and second quarters of fiscal 2024, with more expected to occur in the future. Each of these transfers from continuing operations will impact NCR Voyix’s segment and consolidated results as we retrospectively recast historical financial information for additional operations that become categorized as discontinued operations. As a result, NCR Voyix’s GAAP and non-GAAP combined segment and consolidated results in this presentation and the associated remarks and in future public disclosures may not be comparable with estimates previously reported. As a result of discontinued operations treatment and post-2023 transfers and planned transfers of NCR Atleos-related operations in foreign countries, NCR Voyix’s GAAP and non-GAAP combined segment results, segment results and consolidated results in this release may not be comparable with estimates previously reported. To provide enhanced comparability of combined segment results and consolidated results between periods, NCR Voyix has provided Normalized Adjusted EBITDA, which adjusts for these items. SALE OF DIGITAL BANKING. On September 30, 2024, NCR Voyix completed the sale of its Digital Banking segment businesses pursuant to a definitive purchase agreement with an affiliate of The Veritas Capital Fund VIII, L.P. ("Buyer"), dated as of August 6, 2024. The purchase price for the transaction was $2.45 billion in cash, subject to a post-closing adjustment, as well as contingent consideration of up to an additional $100 million in cash upon the achievement of a specified return on the Buyer's invested capital at the time of any future sale. The accounting requirements for reporting the Digital Banking Sale as a discontinued operation were met when the definitive agreement was signed. Accordingly, the financial results for Digital Banking for the three and nine months ended September 30, 2024 and 2023 have been presented as net income (loss) from discontinued operations, net of tax in our financial statements. Notes to Investors

3NYSE :VYX Notes to Investors NON-GAAP MEASURES. While the Company reports its results in accordance with generally accepted accounting principles in the United States, or GAAP, comments made during this presentation and in the associated remarks will include or make reference to certain “non-GAAP” measures, including selected measures such as adjusted EBITDA, adjusted EBITDA margin, net leverage ratio, adjusted free cash flow-unrestricted, normalized revenue, normalized adjusted EBITDA, and normalized adjusted EBITDA margin. The Company also reports its net leverage ratio in this presentation, which is calculated based on the Company's normalized adjusted EBITDA and net debt. In addition, our full year 2024 outlook for certain of these non-GAAP measures are presented on a pro forma as adjusted basis to give effect to the divestiture of the Digital Banking Business, ongoing expense reduction actions and the transition of the Company's POS and SCO hardware businesses to an outsourced design and manufacturing model. These pro forma non-GAAP measures include pro forma revenue, pro forma adjusted EBITDA, pro forma adjusted EBITDA margin, pro forma net leverage ratio, and pro forma adjusted free cash flow-unrestricted. These measures are included to provide additional useful information regarding the Company’s financial results and are not a substitute for their comparable GAAP measures. NCR Voyix’s definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP. Explanations of these non-GAAP measures, as well as a statement of usefulness and purpose of each such measure are included in the appendix of this presentation. These presentation materials and the associated remarks made during this presentation are integrally related and are intended to be presented and understood together.

4NYSE :VYX Notes to Investors GUIDANCE AND PRO FORMA INFORMATION. The Company’s full year 2024 outlook reflects the announced strategic actions, including the divestiture of its Digital Banking business (assuming a closing by the end of the fourth quarter, which is subject to customary closing conditions, including regulatory approvals) and other ongoing expense reduction actions. As a result of the divestiture of the Digital Banking business, we expect our Digital Banking segment to be presented as a discontinued operation beginning with the third quarter of fiscal 2024 which results in the removal of Digital Banking results from our outlook and results of operations for the full year and all prior periods. In addition, the Company is providing supplemental full year 2024 outlook on a pro forma basis to give effect to the divestiture of the Digital Banking business and the application of the proceeds from the sale to pay down outstanding indebtedness, the ongoing expense reduction actions and the transition of the Company’s POS and SCO hardware businesses to an outsourced design and manufacturing (ODM) model, as if all such transactions and actions had occurred on January 1, 2024, in order to enhance investors’ ability to evaluate and compare the Company’s operations on a go-forward basis, reflecting the impact of these transactions and actions. With respect to our Adjusted EBITDA outlook for full year 2024 on an actual and pro forma basis and our pro forma outlook for our anticipated target net leverage ratio, our Adjusted EBITDA margin, and our adjusted free cash flow-unrestricted, we do not provide a reconciliation of the respective GAAP measures because we are not able to predict with reasonable certainty the reconciling items that may affect GAAP net income from continuing operations and GAAP cash flow provided by (used in) from operating activities without unreasonable effort. The reconciling items are primarily the future impact of special tax items, capital structure transactions, restructuring, pension mark-to-market transactions, acquisitions or divestitures, or other events. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures. The Company also believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. Further, the updated FY 2024 performance outlook and supplemental non-GAAP pro forma financial outlook in this presentation is not necessarily indicative of the operating results of the Company were the divestiture of the Digital Banking business and the application of the proceeds from the sale to pay off outstanding indebtedness, the ongoing expense reduction actions and the transition of the Company’s POS and SCO hardware businesses to an ODM model effected as of or before January 1, 2024 or of the operating results of the Company in the future. The supplemental non-GAAP pro forma financial outlook is not pro forma information prepared in accordance with Article 11 of Regulation S-X of the SEC, and the preparation of information in accordance with Article 11 would result in a different presentation. The Company has published historical pro forma financial information prepared in connection with Article 11 of Regulation S-X of the SEC to give effect to the divestiture of the Digital Banking business in connection with the closing of the transaction.

5NYSE :VYX FORWARD-LOOKING STATEMENTS. This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Statements can generally be identified as forward-looking because they include words such as “expect,” “target,” “anticipate,” “outlook,” “guidance,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “planned,” “objective,” “likely,” “could,” “may,” or words of similar meaning. NCR Voyix Corporation (“NCR Voyix” or the “Company”) intends for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to the Company’s plans, targets, goals, intentions, strategies, prospects, or financial outlook, including modeling considerations, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding: our expectations following the divestiture of our digital banking business, the transition of our hardware business to an outsourced design and manufacturing model, our expectations regarding other strategic initiatives and our growth strategies, our expectations regarding our share repurchase program and the expected time period to realize the benefits of such actions. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that could cause the Company’s actual results to differ materially include, among others, the following: challenges with transforming and growing the Company’s business, including the Company’s ability to attract new customers, increase use of the Company’s platform by existing customers and cross-sell additional products and solutions; the Company's ability to compete effectively against new and existing competitors and to continue to introduce competitive new products and solutions on a timely, cost-effective basis; the difficulties and risks associated with developing and selling complex new solutions and enhancements, including those using artificial intelligence; the timing and implementation of the Company’s cost reduction initiatives; the Company's ability to successfully complete and integrate acquisitions or other strategic transactions and to realize the anticipated benefits associated with the same; the failure to achieve some or all of the expected strategic benefits or opportunities expected from the spin-off of NCR Atleos, the divestiture of our digital banking business, or the transition of the Company’s POS and SCO hardware businesses to an ODM model; the failure to implement the transition of our hardware business; any unforeseen tax liabilities or impacts resulting from the spin-off of NCR Atleos; the impact of cybersecurity incidents on the Company’s business, including the April 2023 ransomware incident, and efforts to prevent or mitigate such incidents and any related impacts on the Company’s operations; efforts to comply with applicable data protection and data privacy laws; domestic and global economic and credit conditions; risks and uncertainties associated with the Company’s payments-related business; disruptions in the Company’s data center hosting and public cloud facilities; retention and attraction of key employees; defects, errors, installation difficulties or development delays; failure of the Company’s third-party suppliers; a major natural disaster or catastrophic event; geopolitical and macroeconomic challenges or events or acts of terrorism; environmental exposures from the Company’s historical manufacturing activities; risks associated with the Company’s indebtedness; the Company’s failure to maintain effective internal control over financial reporting and disclosure controls and procedures and its ability to remediate material weaknesses in its internal control over financial reporting; and other factors identified in “Risk Factors” in the Company’s filings with the U.S. Securities and Exchange Commission, which are available at https://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The Company assumes no obligation to update any forward-looking statements, which speak only as of the date of this presentation. Notes to Investors

6NYSE :VYX Software ARR3 $0.7B +2% Total ARR3 $1.6B +2% Software Revenue2 $245M +2% Services Revenue $271M (3)% $101M 14.3% Adj EBITDA & Margin 70k +25% Total Platform Sites KEY NORMALIZED QUARTERLY HIGHLIGHTS1 1 Amounts reflect normalized financial results; growth comparisons are versus Q3 2023. For a definition of non-GAAP metrics and a reconciliation of GAAP to non-GAAP financial metrics, see Appendix. 2 Software growth percentage excludes the impact of a $10M one-time software true-up payment in Q3 2023. 3 Represents Annual Recurring Revenue. For a definition of Annual Recurring Revenue, see Appendix. Q3 2024 Overview

Restaurants Segment Performance

CUSTOMER UPDATES

Platform Conversion

Cafe Rio MEXICAN GRILL

Expanded Relationship - Mid-Market

Multi-year platform contract
- 150+ sites in the U.S.

Platform Upsell

HUNGRY JACK'S

Expanded Relationship - QSR

Multi-year Consumer Marketing deal signed with Hungry Jack's
- ~500 sites in Australia

Services Expansion

Renewal & Expansion - Global Coffee Chain

Renewal of services for existing markets + expansion into Latin America

SEGMENT HIGHLIGHTS

	3Q24	Y-o-Y % Δ
Platform Sites	29.5K	+4%
Payment Sites	7.1K	+12%
Total Segment ARR	548M	+1%

- 230+ new customers signed in Q3 2024

NYSE:VYX 7

Retail Segment Performance

CUSTOMER UPDATES

Software & Services

endeavour group

New Customer - Grocery+

Multi-year platform + Services contract

- Australia's largest retail drinks network
- 4,000+ lanes across 1,700 sites in Australia

Platform Connectivity

SPEEDY STOP

New Customer - Fuel & Convenience

Multi-year platform contract with Edge

- 175 lanes across 25+ sites in the U.S.
- Hardware agnostic (NCR Voyix software running on existing third-party hardware)

Platform Conversion

Expanded Relationship - Specialty Retail

Multi-year platform contract

- 1,500+ lanes across 400+ sites in the U.S.
- POS software converting to platform + value-added solutions

SEGMENT HIGHLIGHTS

	3Q24	Y-o-Y % Δ
Platform Sites	40.1K	+47%
Total Segment ARR	$1,048M	+3%

- 50+ new customers signed in Q3 2024

NYSE:VYX 8

9N Y S E : V Y X Financial Overview

10NYSE :VYX Q3 2024 Results – Total Company Reported (11)% Y/Y(12)% Y/Y (4)% Y/Y (10)% Y/Y $ in Millions $809 $711 3Q23 3Q24 $540 $517 3Q23 3Q24 $103 $93 3Q23 3Q24 13.1%12.7% $794 $708 3Q23 3Q24 Normalized1 $528 $516 3Q23 3Q24 (2)% Y/Y $133 $101 3Q23 3Q24 14.3% Revenue Reported Normalized1 Software & Services Revenue Adj. EBITDA (24)% Y/Y 16.8% 1 Amounts reflect normalized financial results. For a definition of non-GAAP metrics and a reconciliation of GAAP to non-GAAP financial metrics, see Appendix. 2 Growth rates exclude the impact of a one-time software true-up payment of $10M in Q3 2023. (6)% Y/Y $261 $245 3Q23 3Q24 $250 $245 3Q23 3Q24 (2)% Y/Y Software Revenue (3)% Y/Y $279 $272 3Q23 3Q24 $278 $271 3Q23 3Q24 (3)% Y/Y Services Revenue +2% Y/Y (ex.one-time items)2 Reported Normalized1 Reported Normalized1 Reported Normalized1 Flat Y/Y (ex.one-time items)2

11NYSE :VYX Q3 Segment and Corp. & Other Results As Reported Normalized1 $ in millions Q3 2024 Q3 2023 % Change Q3 2024 Q3 2023 % Change % Change (excl. one-time items)2 RESTAURANTS Revenue $211 $229 (8)% $211 $227 (7)% (7)% Software & Services Revenue $162 $163 (1)% $162 $163 (1)% (1)% Adj EBITDA $66 $52 27% $66 $52 27% 27% Adj EBITDA Margin (%) 31.3% 22.7% 860 bps 31.3% 22.9% 840 bps 840 bps RETAIL Revenue $487 $552 (12)% $487 $552 (12)% (10)% Software & Services Revenue $346 $356 (3)% $346 $356 (3)% Flat Adj EBITDA $108 $123 (12)% $108 $123 (12)% (4)% Adj EBITDA Margin (%) 22.2% 22.3% -10 bps 22.2% 22.3% -10 bps 140 bps CORPORATE & OTHER Revenue $13 $28 n/m $10 $15 n/m n/m Adj EBITDA $(81) $(72) n/m $(73) $(42) n/m n/m 1 Amounts reflect normalized financial results. For a definition of non-GAAP metrics and a reconciliation of GAAP to non-GAAP financial metrics, see Appendix. 2 Retail growth rates exclude the impact of a one-time software true-up payment of $10M in Q3 2023.

Cash and Debt Information

$ in Millions

Use of Digital Banking Proceeds	
Gross proceeds	$2,450
Estimated taxes & fees[1]	(437)
Net proceeds	**2,013**
Debt pay down[2]	(1,601)
Trade receivables facility[3]	(252)
Total reduction of debt and other obligations	**(1,853)**
Net cash	**160**
Share repurchases	(100)
NextGen Investments	(20)

Capital Structure	09/30/2024
Total Debt	$1,105
Available Cash[4]	(420)
Adjusted Net Debt	**$685**
Pro Forma 2024 Adj. EBITDA[5]	**$430**
Pro Forma Net Leverage Ratio[6]	1.6x
3Q24 Cash Flows Provided By (Used In) Operations	**$11**
3Q24 Adjusted Free Cash Flow - Unrestricted (non-GAAP)	**$(25)**

Debt Term Structure

Weighted Avg Rate: 5.06%
Fixed Rate Debt: 100%
Avg Maturity: 4.3 years



$750
$500
$250
$—
$650
$403
$52
2028
2029
2030
Debt Maturity

For a definition of non-GAAP metrics and a reconciliation of GAAP to non-GAAP financial metrics, see Appendix.

1 Amount reflects $375 million of estimated cash taxes associated with the sale of Digital Banking.
2 The Company repaid $1,601 million of outstanding debt (term loan facility, revolving credit facility, and tender offer for a portion of its senior notes) and accrued and unpaid interest.
3 The Company repaid $251.5 million of trade receivables in addition to $0.4 million in connection with terminating the facility.
4 Available cash is defined as cash on the balance sheet less estimated cash taxes to be paid in 2024 and 2025 in connection with the sale of the Digital Banking business.
5 Amount reflects Pro Forma Adjusted EBITDA shown on slide 17.
6 Pro forma Net Leverage is calculated as net debt divided by Pro Forma Adjusted EBITDA.

NYSE:VYX 12

13NYSE :VYX $ in Millions FY2024 Guidance Software & Services Revenue $2,040 – $2,080 Hardware Revenue $765 – $780 Total Revenue $2,805 – $2,860 Adj. EBITDA (Cont. Ops.) $355 – $375 Adj. EBITDA (%) 12.6% – 13.1% FY2024 Performance Outlook Amounts reflect normalized financial results.

14N Y S E : V Y X Appendix

15NYSE :VYX 3Q YTD 2024 Results – Total Company Reported (8)% Y/Y(10)% Y/Y (3)% Y/Y (14)% Y/Y $ in Millions $2,382 $2,144 3Q23 YTD 3Q24 YTD $1,585 $1,534 3Q23 YTD 3Q24 YTD $272 $233 3Q23 YTD 3Q24 YTD 10.9%11.4% $2,332 $2,140 3Q23 YTD 3Q24 YTD Normalized1 $1,545 $1,532 3Q23 YTD 3Q24 YTD (1)% Y/Y $336 $251 3Q23 YTD 3Q24 YTD 11.7% Revenue Reported Normalized1 Software & Services Revenue Adj. EBITDA (25)% Y/Y 14.4% 1 Amounts reflect normalized financial results. For a definition of non-GAAP metrics and a reconciliation of GAAP to non-GAAP financial metrics, see Appendix. (5)% Y/Y $777 $738 3Q23 YTD 3Q24 YTD $741 $738 3Q23 YTD 3Q24 YTD —% Y/Y Software Revenue (1)% Y/Y $808 $796 3Q23 YTD 3Q24 YTD $804 $794 3Q23 YTD 3Q24 YTD (1)% Y/Y Services Revenue Reported Normalized1 Reported Normalized1 Reported Normalized1

16NYSE :VYX 3Q24 YTD Segment and Corp. & Other Results Reported Normalized1 3Q 2024 YTD 3Q 2023 YTD % Change 3Q 2024 YTD 3Q 2023 YTD % Change RESTAURANTS Revenue $614 $663 (7)% $614 $655 (6)% Software & Services Revenue $473 $471 —% $473 $470 1% Adj EBITDA $183 $147 24% $183 $147 24% Adj EBITDA Margin (%) 29.8% 22.2% 760 bps 29.8% 22.4% 740 bps RETAIL Revenue $1,495 $1,633 (8)% $1,495 $1,633 (8)% Software & Services Revenue $1,031 $1,041 (1)% $1,031 $1,041 (1)% Adj EBITDA $281 $321 (12)% $281 $321 (12)% Adj EBITDA Margin (%) 18.8% 19.7% -90 bps 18.8% 19.7% -90 bps CORPORATE & OTHER Revenue $35 $86 n/m $31 $44 n/m Adj EBITDA $(231) $(196) n/m $(213) $(132) n/m $ in Millions 1 Amounts reflect normalized financial results. For a definition of non-GAAP metrics and a reconciliation of GAAP to non-GAAP financial metrics, see Appendix.

17NYSE :VYX NCR Voyix Financial Profile - Pro Forma 2024 Outlook1 Pro Forma 2024 Adj. EBITDA Adj. EBITDA1 365 Hardware ODM (10) Run-rate savings: Payroll costs 35 A/R Facility2 20 Vendor costs 20 Pro Forma Adj. EBITDA $430 $ in Millions $ in Millions 1 Assumes the mid-point of guidance range on slide 13 as the starting point. Pro Forma outlook information gives effect to the divestiture of the Digital Banking business and the application of the proceeds from the sale to pay down outstanding indebtedness, the ongoing expense reduction actions and the transition of the Company's hardware business to an ODM model, as if all such transactions and actions had occurred on 1/1/2024. 2 Amount reflects the annual fees incurred on the Company's trade receivables facility.

18NYSE :VYX While NCR Voyix reports its results in accordance with generally accepted accounting principles (GAAP) in the United States, comments made during this conference call and in these materials will include non-GAAP measures. These measures are included to provide additional useful information regarding NCR Voyix’s financial results and are not a substitute for their comparable GAAP measures. Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) NCR Voyix determines Adjusted EBITDA for a given period based on its GAAP net income from continuing operations plus interest expense, net; plus income tax expense (benefit); plus pension mark-to-market adjustments; plus depreciation and amortization; plus stock-based compensation expense; and other special items, including amortization of acquisition-related intangibles, separation-related costs, cyber ransomware incident recovery costs (net of insurance recoveries), fraudulent ACH disbursements costs, and transformation and restructuring charges (which includes integration, severance and other exit and disposal costs), among others. Separation-related costs include costs incurred as a result of the spin-off. Professional and other fees to effect the spin-off including separation management, organizational design, and legal fees have been classified within discontinued operations through October 16, 2023, the separation date. The historical financial information and any forecasted financial information included in this presentation were determined based on the Retail and Restaurants segment results including an estimate of corporate costs, perimeter adjustments as well as the impact from commercial agreements between NCR Voyix and NCR Atleos. The actual historical results may differ from the periods presented based on the GAAP requirements for reporting discontinued operations. NCR Voyix uses Adjusted EBITDA to evaluate and measure the ongoing performance of its business segments. NCR Voyix also uses Adjusted EBITDA to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR Voyix believes that Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of the Company’s ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions, and other investments, and excludes certain items whose fluctuation from period to period do not necessarily correspond to changes in the operations of our business segments. In addition, we believe Adjusted EBITDA is useful to investors because it and similar measures are commonly used by industry analysts, investors, and lenders to assess the financial performance of companies in our industry. Adjusted EBITDA margin is calculated based on Adjusted EBITDA as a percentage of total revenue. Normalized measures generally The Company presents certain Normalized figures, including Normalized Revenue and Normalized Adjusted EBITDA on both a segment and consolidated basis, in this presentation. Normalized figures for a given period are calculated by adjusting for estimated amounts historically allocated to NCR Atleos that do not meet the definition of amounts related to discontinued operations for purposes of GAAP requirements regarding the reporting of discontinued operations. Normalized measures also remove revenue and costs associated with the transfer or pending transfer of NCR Atleos-related operations in all foreign countries that have not occurred by December 31, 2023 and adjust for all divestitures that occurred in prior periods that are not treated as discontinued operations under GAAP. The Company uses these Normalized figures to estimate the performance of the continuing business following the spin-off. The Company believes that Normalized figures provide useful information to investors because it is an indicator of the strength and performance of the Company’s ongoing business operations following the spin-off and allow for more easy comparisons period over period. Non-GAAP Measures

19NYSE :VYX Adjusted Free Cash Flow-Unrestricted: NCR Voyix management uses the non-GAAP measure called “adjusted free cash flow-unrestricted” to assess the financial performance of the Company. We define adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures for property, plant and equipment, less additions to capitalized software, plus/minus collections of previously sold trade receivables purchased from third parties, restricted cash settlement activity, NCR Atleos settlement activity, cash activity related to environmental discontinued operations plus acquisition-related items, and plus pension contributions and settlements. NCR Atleos settlement activity relates to changes in amounts owed to and amounts due from NCR Atleos for activity related to items governed by the separation and distribution agreement. Activity from the commercial and transition services agreements are not included in this adjustment. We believe adjusted free cash flow-unrestricted provides useful information to investors because it relates the operating cash flows from the Company’s continuing and discontinued operations to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in the Company’s existing businesses, strategic acquisitions, and repayment of debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures, since there may be other non- discretionary expenditures that are not deducted from the measure. Free cash flow does not have uniform definitions under GAAP, and therefore the Company’s definitions may differ from other companies’ definitions of these measures. Net Debt and Net Leverage Ratio: NCR Voyix management uses non-GAAP measures called "net debt" and "net leverage ratio" to assess the financial performance of the Company. We define net debt as total debt minus cash and cash equivalents. NCR Voyix's management considers net debt to be an important measure of liquidity and an indicator of our ability to meet ongoing obligations. Net leverage ratio is calculated as net debt divided by last-twelve-months Adjusted EBITDA. NCR Voyix's management considers net leverage ratio to be an important indicator of the Company’s indebtedness in relation to its operating performance. The Company’s definition of net debt and net leverage ratio may differ from other companies’ definitions of each measure, and each measure should not be considered a substitute for, or superior to, comparable GAAP metrics. Normalized revenue excluding one-time items NCR Voyix management uses a non-GAAP measure of normalized revenue (including normalized software & services revenue, normalized software revenue, and normalized services revenue) excluding one-time items, including the impact of a $10 million software true- up payment in Q3 2023. The Company uses these measures to better assess the core top-line operating performance of the Company over time and allow for more easy comparisons period over period. Non-GAAP Measures

20NYSE :VYX Non-GAAP Reconciliations: The Company’s definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP. With respect to our outlook for Adjusted EBITDA, Adjusted EBITDA margin and Adjusted free cash flow-unrestricted for 2024 Performance Outlook, we are not providing a reconciliation to GAAP net income or Cash flows from Operating Activities because we are not able to predict with reasonable certainty the reconciling items that may affect the GAAP net income from continuing operations or Cash flows from Operating Activities without unreasonable effort. The reconciling items are primarily the future impact of special tax items, capital structure transactions, restructuring, pension mark-to-market transactions, acquisitions and divestitures, or other events. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, GAAP net income. USE OF CERTAIN TERMS. As used in these materials: The term “recurring revenue” includes all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, cloud revenue, payment processing revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights. The term “annual recurring revenue” or “ARR” is recurring revenue, excluding software licenses (SWL) sold as a subscription, for the last three months times four. In addition, plus the rolling four quarters of term-based SWL arrangements that include customer termination rights. The term "Software ARR" includes recurring software license revenue, software maintenance revenue, SaaS revenue, standalone hosted contract revenue, professional services recurring revenue and payments revenue. The term “Software & Services Revenue” includes all software, services and payments revenue and excludes hardware revenue. The term “platform sites” includes all sites for which we bill for use of our Commerce platform. The term “payment sites” includes all sites which utilizes NCR Voyix’s payment processing capabilities. Non-GAAP Measures

21NYSE :VYX Reconciliation of GAAP to Non-GAAP Financials Normalized Revenue Normalized Software & Services Revenue: Normalized for comparisons for all divestitures and delayed transfers to NCR Atleos $ in millions Q3 2024 Q3 2023 YTD Q3 2024 YTD Q3 2023 Reported Revenue $711 $809 $2,144 $2,382 Less: Divestitures(1) — (12) — (41) Less: NCR Atleos delayed country transfers (3) (3) (4) (9) Normalized Revenue $708 $794 $2,140 $2,332 $ in millions Q3 2024 Q3 2023 YTD Q3 2024 YTD Q3 2023 Reported Software & Services Revenue $517 $540 $1,534 $1,585 Less: Divestitures(1) — (10) — (34) Less: NCR Atleos delayed country transfers (1) (2) (2) (6) Normalized Software & Services Revenue $516 $528 $1,532 $1,545 (1) Divestiture amounts represent the impact of the non-core payments and Austria-based hardware divestitures.

Reconciliation of GAAP to Non-GAAP Financials

Normalized Software & Services Revenue: Normalized for comparisons for all divestitures and delayed transfers to NCR Atleos

$ in millions	Q3 2024	Q3 2023
Reported Software & Services Revenue	**$517**	**$540**
Less: Divestitures[1]	—	(10)
Less: NCR Atleos delayed country transfers	(1)	(2)
Normalized Software & Services Revenue	**$516**	**$528**
One-time items[2]	—	(10)
Normalized Software & Services Revenue, excluding one-time items	**$516**	**$518**

$ in millions	Q3 2024	Q3 2023
Reported Software Revenue	**$245**	**$261**
Less: Divestitures[1]	—	(10)
Less: NCR Atleos delayed country transfers	—	(1)
Normalized Software Revenue	**$245**	**$250**
One-time items[2]	—	(10)
Normalized Software Revenue, excluding one-time items	**$245**	**$240**

$ in millions	Q3 2024	Q3 2023
Reported Services Revenue	**$272**	**$279**
Less: Divestitures[1]	—	—
Less: NCR Atleos delayed country transfers	(1)	(1)
Normalized Services Revenue	**$271**	**$278**
One-time items	—	—
Normalized Services Revenue, excluding one-time items	**$271**	**$278**

[1] Divestiture amounts represent the impact of the non-core payments and Austria-based hardware divestitures.
[2] Excludes the impact of a $10M software true-up payment in Q3 2023.

NYSE:VYX 22

23NYSE :VYX Reconciliation of GAAP to Non-GAAP Financials Normalized Revenue by Segment $ in millions Q3 2024 Q3 2023 YTD Q3 2024 YTD Q3 2023 Retail (as reported and normalized) $487 $552 $1,495 $1,633 Restaurants (as reported) $211 $229 $614 $663 Less: Divestitures(1) — (2) — (8) Restaurants (normalized) $211 $227 $614 $655 Other2 (as reported) $13 $28 $35 $86 Less: Divestitures(1) — (10) — (33) Less: NCR Atleos delayed country transfers (3) (3) (4) (9) Other (normalized) $10 $15 $31 $44 Total revenue (as reported) $711 $809 $2,144 $2,382 Less: Divestitures(1) — (12) — (41) Less: NCR Atleos delayed country transfers (3) (3) (4) (9) Total revenue (normalized) $708 $794 $2,140 $2,332 (1) Divestiture amounts represent the impact of the non-core payments and Austria-based hardware divestitures. (2) Other includes revenue related to non-core payments divestiture, NCR Atleos delayed country transfers, commercial agreement revenue, and immaterial operating segments.

24NYSE :VYX Reconciliation of GAAP to Non-GAAP Financials Retail Normalized Revenue Excluding One-time Items $ in millions Q3 2024 Q3 2023 Retail (as reported and normalized) $487 $552 One-time items(1) — (10) Retail normalized revenue, excluding one-time items $487 $542 Retail software & services revenue (as reported and normalized) $346 $356 One-time items(1) — (10) Retail normalized software & services revenue, excluding one-time items $346 $346 Retail adjusted EBITDA (as reported and normalized) $108 $123 One-time items(1) — (10) Retail normalized adjusted EBITDA, excluding one-time items $108 $113 (1) Excludes the impact of a $10M software true-up payment in Q3 2023.

25NYSE :VYX Reconciliation of GAAP to Non-GAAP Financials $ in millions Q3 2024 Q3 2023 YTD Q3 2024 YTD Q3 2023 Retail Adjusted EBITDA (As Reported) $ 108 $ 123 $ 281 $ 321 Restaurants Adjusted EBITDA (As Reported) $ 66 $ 52 $ 183 $ 147 Other Adjusted EBITDA (As Reported) $ (81) $ (72) $ (231) $ (196) Divestitures(1) — (5) — (18) NCR Atleos delayed country transfers 2 (1) 4 (3) Estimated costs historically allocated to NCR Atleos — 31 — 69 Estimated costs historically allocated to Digital Banking 6 5 14 16 Other Normalized Adjusted EBITDA $ (73) $ (42) $ (213) $ (132) NCR Voyix Normalized Adjusted EBITDA $ 101 $ 133 $ 251 $ 336 Segment Adjusted EBITDA Segment Normalized Adjusted EBITDA (1) Divestiture amounts represent the impact of the non-core payments and Austria-based hardware divestitures.

26NYSE :VYX Reconciliation of GAAP to Non-GAAP Financials Adjusted Free Cash Flow-Unrestricted $ in millions Q3 2024 YTD Q3 2024 Net cash provided by (used in) operating activities (GAAP) $11 $38 Expenditures for property, plant and equipment (2) (23) Additions to capitalized software (51) (155) Restricted cash settlement activity 2 5 NCR Atleos settlement activity (1) (6) Pension contributions 2 7 Collections on purchased trade receivables 7 7 Cash activity related to environmental discontinued operations 7 4 Adjusted free cash flow-unrestricted (non-GAAP) (25) (123)

Reconciliation of GAAP to Non-GAAP Financials

Adjusted EBITDA
Normalized Adjusted EBITDA

$ in millions	Q3 2024	Q3 2023	YTD Q3 2024	YTD Q3 2023
Net Income (Loss) from Continuing Operations Attributable to NCR Voyix (GAAP)	**$ (31)**	**$ (266)**	**$ (193)**	**$ (457)**
Depreciation and amortization (excluding acquisition-related amortization of intangibles)	53	49	153	140
Acquisition-related amortization of intangibles	7	11	22	31
Interest expense	40	83	120	257
Interest income	(2)	(5)	(5)	(11)
Acquisition-related costs	—	—	—	1
Income tax expense (benefit)	(1)	187	3	200
Stock-based compensation expense	9	19	32	65
Pension mark-to-market adjustments	—	—	—	—
Loss on debt extinguishment	(8)	—	(8)	—
Transformation and restructuring costs	16	1	90	5
Separation costs	1	10	9	18
Loss (gain) on disposal of businesses	—	(3)	(14)	(10)
Foreign currency devaluation	—	—	15	—
Fraudulent ACH disbursements	(2)	5	(4)	10
Cyber ransomware incident recovery costs	(1)	12	(5)	23
Strategic initiatives	12	—	18	—
Adjusted EBITDA (Non-GAAP)	**$ 93**	**$ 103**	**$ 233**	**$ 272**
Divestitures[1]	—	(5)	—	(18)
NCR Atleos delayed country transfers	2	(1)	4	(3)
Estimated costs historically allocated to NCR Atleos	—	31	—	69
Estimated costs historically allocated to Digital Banking	6	5	14	16
Normalized Adjusted EBITDA (Non-GAAP)	**$ 101**	**$ 133**	**$ 251**	**$ 336**

[1] Divestiture amounts represent the impact of the non-core payments and Austria-based hardware divestitures.

NYSE:VYX 27

28NYSE :VYX Reconciliation of GAAP to Non-GAAP Financials $ in millions Q3 2024 Q3 2023 YTD Q3 2024 YTD Q3 2023 Adjusted EBITDA (Non-GAAP) $ 93 $ 103 $ 233 $ 272 Revenue (GAAP) $ 711 $ 809 $ 2,144 $ 2,382 Adjusted EBITDA Margin 13.1% 12.7% 10.9% 11.4 % Normalized Adjusted EBITDA (Non-GAAP) $ 101 $ 133 $ 251 $ 336 Normalized Revenue (Non-GAAP) $ 708 $ 794 $ 2,140 $ 2,332 Normalized Adjusted EBITDA Margin (Non-GAAP) 14.3% 16.8% 11.7% 14.4 % Adjusted EBITDA Margin

Reconciliation of GAAP to Non-GAAP Financials

$ in millions (except EPS)	Q3 2024	Q3 2024 Non-GAAP	YTD Q3 2024	YTD Q3 2024 Non-GAAP
Income (loss) from continuing operations attributable to NCR Voyix common stockholders				
Income (loss) from continuing operations (attributable to NCR Voyix)	$ (31)	$ —	$ (193)	$ (57)
Dividends on convertible preferred shares	(4)	—	(12)	—
Income (loss) from continuing operations attributable to NCR Voyix common stockholders	**$ (35)**	**$ —**	**$ (205)**	**$ (57)**
Weighted average outstanding shares:				
Weighted average diluted shares outstanding	145.4	148.6	144.6	147.6
Weighted as-if converted preferred shares	—	15.9	—	15.9
Total shares used in diluted earnings per share	**145.4**	**164.5**	**144.6**	**163.5**
Diluted earnings per share from continuing operations[1]	**$ (0.24)**	**$ —**	**$ (1.42)**	**$ (0.35)**

[1] GAAP EPS is determined using the most dilutive measure, either including the impact of the dividends or deemed dividends on NCR Voyix's Series A Convertible Preferred Shares in the calculation of net income or loss available to common stockholders or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding. Non-GAAP EPS is always determined using the as-if converted preferred shares and shares that would be issued for stock compensation awards. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may be calculated using different methods, and may not mathematically reconcile.

NYSE:VYX 29

30N Y S E : V Y X Q3 2024 Supplementary Information

NYSE: VYX | 31 A Software & Services Company Transactions ATM Spin-off (October 2023) Digital Banking Divestiture (September 2024) Non-Core Payments Business Divestiture (October 2023) Hardware ODM (Expected January 2025) Software & Services Streamlined operations to focus on Software & Services solutions for our customers

NYSE: VYX | 32 NCR Voyix At-a-Glance #1 POS Software Provider1 $2.15B of revenue3 from 25k Customers #1 Self-Checkout Provider2 8B API Requests Monthly 30+ Revenue Generating Countries 20+ Partner Integrations~70k Restaurant & Retail Platform Sites 1 Based on RBR Global POS Software 2024 report. 2 Based on RBR Global EPOS and Self Checkout 2024 report. 3 Revenue based on 2024 pro-forma outlook, which gives effect to the divestiture of the Digital Banking business and the transition of the Company's hardware business to an ODM model, as if such transactions had occurred on 1/1/2024.

NYSE: VYX | 33 Partner of Choice Uniquely Positioned to Provide End-to-End Capabilities Retail Restaurants #1 POS Software in retail1 #1 SCO Provider2 67% of top global retailers 75% of regional retail brands #1 POS Software in restaurants1 8 of 10 top domestic chains 44% of top 100 US- based QSR brands 46% of top 100 US- based TSR brands 1 Based on RBR Global POS Software 2024 report. NCR Voyix is the largest global supplier of POS software, leading the Grocery+ sector. 2 Based on RBR Global EPOS and Self Checkout 2024 report.

"Old VYX" versus "New VYX"

2024 Comparison[1]

	"Old" VYX (initial 2024 outlook)[2]	"New" VYX (Pro Forma 2024 Outlook)[3]
Revenue	$3,650M	$2,150M
Software & Services (%)	74%	95%
Hardware (%)	26%	5%
Adj. EBITDA ($)	$644M	~$430M
Adj. EBITDA Margin (%)	17.6%	~20%
Free Cash Flow	$170M	~$170M[4]
Free Cash Flow Conversion (%)	26.5%	~40%
Net Leverage Ratio[5]	4.1x	1.6x

1 Amounts reflect normalized financial results.
2 Based on the mid-points of guidance provided on 2/29/2024.
3 Assumes the mid-point of guidance range on slide 13 as the starting point. Pro forma outlook information gives effect to the divestiture of the Digital Banking business and the application of the proceeds from the sale to pay down outstanding indebtedness, the ongoing expense reduction actions and the transition of the Company's hardware business to an ODM model, as if all such transactions and actions had occurred on 1/1/2024.
4 Assumes normal level of transformation and restructuring spend and does not include the $20 million allocated to the NextGen product acceleration.
5 "Old" VYX Net Leverage Ratio is calculated as Net Debt divided by the LTM Adj EBITDA as of 6/30/2024. Refer to slide 17 for a description and calculation of the "New" VYX Pro Form Net Leverage Ratio.

NYSE: VYX | 34

NYSE: VYX | 35 2023 & 2024 Revenue Adjusted for the Hardware ODM Impact1 2023 2024 Full Year $ in millions Q1 Q2 Q3 Q4 Q1 Q2 Q3 2023 2024 (LTM)3 Software Revenue $ 235 $ 242 $ 240 $ 255 $ 250 $ 242 $ 245 $ 972 $ 992 Y-o-Y Growth 2.6% 1.7% 1.3% 1.6% 6.4% 0.0% 2.1% 1.8% 2.1% Services Revenue 257 269 278 260 257 257 271 1,064 1,045 Y-o-Y Growth 3.2% 7.6% 9.0% 0.8% 0.0% (4.5%) (2.5%) 5.1% (1.8%) Software & Services Revenue $ 492 $ 511 $ 518 $ 515 $ 507 $ 499 $ 516 $ 2,036 $ 2,037 Y-o-Y Growth 2.9% 4.7% 5.3% 1.2% 3.0% (2.3%) (0.4%) 3.5% 0.0% Hardware Revenue² 43 44 53 34 36 25 33 174 128 Y-o-Y Growth 30.3% 18.9% 20.5% (24.4%) (16.3%) (43.2%) (37.7%) 9.4% (26.4%) Total Adjusted Revenue $ 535 $ 555 $ 571 $ 549 $ 543 $ 524 $ 549 $ 2,210 $ 2,165 Y-o-Y Growth 4.7% 5.7% 6.5% (0.9%) 1.5% (5.6%) (3.9%) 4.0% (2.0%) 1 Results reflect normalized revenue; excluding the impact of revenue from Atleos commercial agreements and the impact of one-time software payments of $14M and $10M in Q2 2023 and Q3 2023, respectively. 2 Pro forma hardware results give effect to the completion of the transition of the Company's hardware business to an ODM model, as if the agreement had been in place for all prior periods. 3 2024 LTM % change is calculated as the prior four quarters vs full year 2023.

NYSE: VYX | 36 Reconciliation of GAAP to Non-GAAP Financials Hardware Revenue Adjusted for ODM Impact $ in millions Q1 2023 Q2 2023 Q3 2023 Q4 2023 Hardware revenue, as reported $261 $267 $269 $266 Less: Divestitures1 (2) (3) (2) (1) Less: NCR Atleos delayed country transfers — (2) (1) — Normalized hardware revenue $259 $262 $266 $265 Less: ODM hardware cost2 (216) (218) (213) (231) Hardware revenue adjusted for ODM impact $43 $44 $53 $34 1 Divestiture amounts represent the impact of the non-core payments and Austria-based hardware divestitures. 2 Represents the outsourced manufacturing model revenue recognition where cost of hardware paid to Ennoconn is netted from revenue. $ in millions Q1 2024 Q2 2024 Q3 2024 Hardware revenue, as reported $195 $221 $194 Less: Divestitures1 — — — Less: NCR Atleos delayed country transfers — — (2) Normalized hardware revenue $195 $221 $192 Less: ODM hardware cost2 (159) (196) (159) Hardware revenue adjusted for ODM impact $36 $25 $33

Reconciliation of GAAP to Non-GAAP Financials

Software & Services Revenue Adjusted for Non-recurring Items

$ in millions	Q1 2023	Q2 2023	Q3 2023	Q4 2023
Software & Services revenue, as reported	$507	$538	$540	$530
Less: Divestitures[1]	(13)	(11)	(10)	(2)
Less: NCR Atleos delayed country transfers	(2)	(2)	(2)	(2)
Normalized Software & Services Revenue	492	525	528	526
Less: Commercial agreement with NCR Atleos	—	—	—	(11)
Software & services revenue, excluding commercial agreements	492	525	528	515
Less: One-time items[2]	—	(14)	(10)	—
Software & services revenue, excluding commercial agreements and one-time items	$ 492	$ 511	$ 518	$ 515

$ in millions	Q1 2024	Q2 2024	Q3 2024
Software & Services revenue, as reported	$516	$501	$517
Less: Divestitures[1]	—	—	—
Less: NCR Atleos delayed country transfers	(1)	—	(1)
Normalized Software & Services Revenue	515	501	516
Less: Commercial agreement with NCR Atleos	(8)	(2)	—
Software & services revenue, excluding commercial agreements	$ 507	$ 499	$ 516

1 Divestiture amounts represent the impact of the non-core payments and Austria-based hardware divestitures.
2 Excludes the impact of a $14M software true-up payment in Q2 2023 and a $10M software true-up payment in Q3 2023.

NYSE: VYX | 37